Exhibit 99.1

Media:	Paul Laland	Investors:	Nina Ferrari
	650-228-1811		415-264-8796
	laland@novacea.com		ferrari@novacea.com

NOVACEA REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

South San Francisco, CA, November 13, 2006 - Novacea, Inc. (Nasdaq: NOVC) today reported financial results for the third quarter of 2006. The net loss for the third quarter of 2006 was $6.9 million, or $0.30 per share. As of September 30, 2006, cash, cash equivalents and marketable securities totaled $71.0 million.

“The recent months have featured progress that we believe will contribute positively to our next stages of corporate development,” said Brad Goodwin, chief executive officer of Novacea. “Most recently, we realigned our product portfolio with our decision to return North American development and commercialization rights for vinorelbine oral to Pierre Fabre. We believe this decision is an example of making the tough but important choices that are essential to success for a young biotechnology company. With this move, we are focusing our resources on our goal of enrolling our ASCENT-2 Phase 3 trial in the second half of 2007, as well as expanding into a new indication for each of Asentar and AQ4N next year. Additionally, we expect to extend our cash resources through the end of the first quarter of 2008,” added Mr. Goodwin.

Financial Results: Three and nine months ended September 30, 2006

Total research and development (R&D) expenses for the third quarter of 2006 were $4.7 million, compared to $7.1 million for the same period in 2005. Total R&D expenses for the nine months ended September 30, 2006 were $16.8 million, compared to $13.1 million for the same period in 2005. The decrease in R&D expenses between the three-month periods in 2005 and 2006 related primarily to vinorelbine oral, as the 2005 period included expenses associated with the acquisition of product rights and a development milestone. This decrease was partially offset by higher expenses on Asentar™, which is in Novacea’s ASCENT-2 Phase 3 clinical trial for AIPC that was initiated in the first quarter of 2006. The increase in R&D expenses between the nine-month periods in 2005 and 2006 related primarily to the ASCENT-2 Phase 3 clinical trial of Asentar™.

Total general and administrative (G&A) expenses for the third quarter of 2006 and nine-months ended September 30, 2006 were $3.2 million and $7.6 million, respectively, compared to $1.5 million and $4.6 million, respectively, for the same periods in 2005. The increase in G&A expenses from 2005 to 2006 was due primarily to higher spending on legal, marketing and other outside consulting services and stock-based employee compensation expense.

The net loss for the third quarter of 2006 was $6.9 million, or $0.30 per share. This compares to a net loss for the same period in 2005 of $8.4 million, or $5.77 per share. The net loss for the nine months ended September 30, 2006, was $21.8 million, or $1.75 per share, as compared to a net loss for the same period in 2005 of $16.9 million, or $12.98 per share. The net loss per share amounts were calculated using the weighted average number of shares of common stock outstanding for each period and, for periods subsequent to the company’s initial public offering in May 2006, include the common stock sold to investors and common stock issued upon the conversion of previously outstanding preferred stock.

Financial Guidance

We currently anticipate that our R&D and G&A expenses will increase in the future over current levels as we advance our product candidates into and through additional and later stages of clinical trials, and as a result of the costs associated with being a public company. We currently anticipate that our capital resources as of September 30, 2006 will be sufficient to enable us to maintain our currently planned operations through the end of the first quarter of 2008.

Recent Company Highlights

•	Organizational

Aug: Announced appointment of John P. Walker as chairman of the board of directors

•	Product Development Milestones

Nov: Realigned product portfolio to focus on Asentar™ and AQ4N

Nov: Initiated Phase1b/2a study of AQ4N in glioblastoma multiforme

•	Scientific Presentations/Publications

Sep: Published thrombosis findings from the ASCENT trial of Asentar™ in the British Journal of Haematology

Oct: Published Asentar™ Phase 1 trial findings in the Journal of Cancer Chemotherapy and Pharmacology

Nov: Presented AQ4N Phase 1 data at EORTC-NCI-AACR Symposium

•	Investor Conference Presentations

Sep: “Newsmakers in the Biotech Industry” meeting

Sep: Bear Stearns 19th Annual Healthcare Conference

Nov: Rodman & Renshaw 8th Annual Healthcare Conference

Nov: Cowen and Company 7th Annual Global Healthcare Conference

About Novacea

Novacea, Inc. is a biopharmaceutical company focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has two product candidates in clinical trials, including Asentar™, which currently is in a Phase 3 clinical trial for androgen-independent prostate cancer, or AIPC. Novacea’s second product candidate, AQ4N, is a hypoxia-activated prodrug that is currently in a Phase 1b/2a clinical trial in glioblastoma multiforme. More information on any of Novacea’s trials can be found at www.ClinicalTrials.gov.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to financial guidance, development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: early stage of development; the focus, conduct, enrollment and timing of our clinical trials; regulatory review and approval of product candidates; commercialization of products; developments relating to our licensing and collaboration agreements; market acceptance of products; funding requirements; intellectual property protection for our product candidates; competing products and other risks detailed from time to time under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Grant revenue	$—	$—	$—	$371
Operating expenses:
Research and development*	7,138	4,742	13,087	16,838
General and administrative*	1,535	3,175	4,567	7,552

Total operating expenses	8,673	7,917	17,654	24,390

Loss from operations	(8,673)	(7,917)	(17,654)	(24,019)
Interest and other income	260	977	770	2,207

Net loss	$(8,413)	$(6,940)	$(16,884)	$(21,812)

Net loss per common share, basic and diluted	$(5.77)	$(0.30)	$(12.98)	$(1.75)

Shares used in computing basic and diluted net loss per common share	1,459	22,903	1,301	12,432
*Includes stock-based employee compensation as follows:
Research and development	$48	$104	$50	$299
General and administrative	51	279	51	627

	$99	$383	$101	$926

Condensed Balance Sheets

(in thousands)

(unaudited)

	December 31, 2005	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$36,039	$37,780
Marketable securities	14,483	33,218
Other current assets	1,207	1,469

Total current assets	51,729	72,467

Other assets	535	390

Total assets	$52,264	$72,857

Liabilities, convertible preferred stock and stockholders’ equity (net capital deficiency)
Current liabilities	$4,682	$6,116

Convertible preferred stock	108,024	—

Stockholders’ equity (net capital deficiency)	(60,442)	66,741

Total liabilities, convertible preferred stock and stockholders’ equity (net capital deficiency)	$52,264	$72,857